SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM 8-K


                                                  Current Report
                                          Pursuant to Section 13 or 15(d)
                                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported) August 5, 1999

                 BarPoint.com, Inc.
   (Exact name of registrant as specified in its charter)


________________________Delaware______________________________
    (State or Other Jurisdiction of Incorporation)

    333-3501                            11-2780723
(Commission File Number)    (I.R.S. Employer Identification No.)


1 East Broward Boulevard, Suite 700, Fort Lauderdale, FL 33301
 (Address of principal executive offices)           (Zip Code)

(954) 713-2871
(Registrant's telephone number, including area code)

ITEM 5.Other Events

         On August 4, 1999 and August 5, 1999 the Company concluded private placements of securities pursuant to which it issued an aggregate of 3,970,553 shares of common stock and received gross proceeds of approximately $7,688,000 which includes considerations paid for a Product Supply and License Agreement.

                                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BARPOINT.COM, INC.
                                         (Registrant)



By:/s/ Leigh M. Rothschild
 Leigh M. Rothschild,  President


DATED: August 12,   1999